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                                                                    Exhibit 23.5



                              September 26, 1997




         We hereby consent to the use of our name and to the description of our opinion letter, to be signed and dated the date of the Registration Statement, under the caption "Opinion of SouthFirst's Financial Advisor", and to the inclusion of such opinion letter as Appendix B to the Registration Statement on Form S-4 of SouthFirst Bancshares, Inc.


                                                   TRIDENT FINANCIAL CORPORATION



                                                   By /s/ John F. Schramm
                                                   -----------------------------
                                                   John F. Schramm
                                                   Senior Vice President